John W. Hlywak, Jr. (Investors)          Scott Soifer
Senior Vice President & CFO              Vice President Marketing & Development
IntegraMed America, Inc.                 IntegraMed America, Inc.
(914) 251-4143 (914) 251-4186            email:scott.soifer@integramed.com
email: jhlywak@integramed.com
Web Address: http://www.integramed.com

                    LEADING ALBANY, NEW YORK FERTILITY CENTER
                    JOINS INTEGRAMED AMERICA PROVIDER NETWORK

Purchase, NY, November 17, 2005 - IntegraMed America, Inc. (Nasdaq: INMD) today announced the addition of Albany IVF to its growing national network of leading fertility centers. As an Affiliate in the network, the center and its physicians have distribution rights to IntegraMed's consumer products and the right to access other marketing and business services offered by the company.

"We couldn't be more pleased to be joining the IntegraMed Network," said Peter
M. Horvath, MD, who started the first successful IVF program in the Capital District in 1988 while working on faculty at Albany Medical Center, and who started Albany IVF as a private reproductive endocrinology practice in 1997. "We have always strived to be the best, both for our patients and our employees. In living up to our motto, `our family helping to create your family', we are excited to be offering the Shared Risk Refund(TM) product for our patients, which will enable us to provide IVF care to a broader array of patients in our region in a way that is both more affordable and more comforting to them, since they can qualify for up to 6 IVF cycles while knowing that they'll get the majority of their investment refunded if they don't end up with a take-home baby. In addition, we receive access to the full array of IntegraMed's services and have our name associated with some of the most prestigious fertility practices in the nation."

Albany IVF is the leading fertility center in the New York Capital District. Albany IVF provides full service diagnosis and treatment of infertility in a state-of-the-art facility. The physicians and staff are equipped to perform intra-uterine inseminations, ovulation induction, assisted reproductive technologies and reproductive surgical procedures. They provide comprehensive yet compassionate care and are committed to the highest standard of excellence.

"Albany IVF is a wonderful addition to our network," said Jay Higham, President and COO of IntegraMed America, Inc. "Their leadership in the Albany market and the quality of care they provide make this center a perfect fit with IntegraMed's strategy of providing greater distribution of our consumer products and services. The center is also well positioned to address a very large untapped market for IntegraMed that encompasses a wide geography in the upstate New York market.

                                    - more -

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IntegraMed's network is now comprised of 26 contracted fertility centers. These centers employ 153 physicians and PhD scientists in 75 locations across the United States. They account for approximately 20% of total IVF volume performed in this country with excellent success rates. This makes IntegraMed the leader in providing services to both consumers and medical providers in the fertility field.

IntegraMed, based in Purchase, NY offers products and services to patients and medical providers focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of November 17, 2005 and IntegraMed undertakes no duty to update this information.



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